As filed with the Securities and Exchange Commission on June 7, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2056195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2225 Lawson Lane
Santa Clara, California 95054
(408) 501-8550
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ServiceNow, Inc. 2021 Equity Incentive Plan
(Full title of the plan)
______________________

William R. McDermott
President and Chief Executive Officer
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054
(408) 501-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Please send copies of all communications to:

Gordon K. Davidson, Esq. Dawn H. Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Russell S. Elmer, Esq. General Counsel ServiceNow, Inc. 2225 Lawson Lane Santa Clara, California 95054 (408) 501-8550
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	10,062,667 (2)	$460.59 (3)	$4,634,763,793.53 (3)	$505,652.73 (3)
TOTAL	10,062,667		$4,634,763,793.53	$505,652.73
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)    Represents shares reserved for issuance under the 2021 Equity Incentive Plan as of the date of this Registration Statement.
(3)    Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 3, 2021.

SERVICENOW, INC.
REGISTRATION STATEMENT ON FORM S-8

ServiceNow, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 10,062,667 shares of Common Stock issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”).

PART I
Information Required in the Section 10(a) Prospectus
Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the 2021 Plan as specified by the Commission Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
Information Required in the Registration Statement
Item 3.Incorporation of Documents by Reference.
The Commission allows us to “incorporate by reference” into this Registration Statement certain information required to be included. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this Registration Statement, and later information we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement (other than information “furnished” under any current report or otherwise “furnished” to the Commission, and XBRL-related information, unless otherwise stated), and prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered hereby have been sold or which deregisters all such securities then remaining unsold:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 12, 2021 pursuant to Section 13 of the Exchange Act;
(b)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2021;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on January 14, 2021 and April 16, 2021 (other than information “furnished” and not deemed to be “filed” in such Current Reports);
(d)the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 29, 2021 for the quarter ended March 31, 2021; and
(e)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35580) filed with the Commission on June 19, 2012 pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 20, 2020, including any amendments or reports filed for the purpose of updating such description.
The documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his or her fiduciary duty as a director, except for liability:

•for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•under Section 174 of the Delaware General Corporation Law (regarding unlawful payments of dividends, stock repurchases or redemptions); or

•for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

•the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•the rights conferred in the Registrant’s restated bylaws are not exclusive.

In addition, the Registrant has entered into, and intends to continue to enter into, indemnification agreements with each of its current directors and executive officers. These agreements will provide for the indemnification of directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and officers for securities matters. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.	8-K	001-35580	3.1	6/19/2020
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.2	6/19/2020
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
4.4	Description of Registrant’s Securities Registered Under Section 12 of the Exchange Act.	10-K	001-35580	4.4	2/20/2020
4.5	ServiceNow, Inc. 2021 Equity Incentive Plan.					X
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 7th day of June, 2021.

ServiceNow, Inc.
By:	/s/ William R. McDermott
Name:	William R. McDermott
Title:	President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William R. McDermott and Gina Mastantuono, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. McDermott	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2021
William R. McDermott

/s/ Gina Mastantuono	Chief Financial Officer (Principal Financial Officer)	June 7, 2021
Gina Mastantuono

/s/ Fay Sien Goon	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2021
Fay Sien Goon

/s/ Frederic B. Luddy	Chairman of the Board of Directors	June 7, 2021
Frederic B. Luddy

/s/ Susan L. Bostrom	Director	June 7, 2021
Susan L. Bostrom

/s/ Teresa Briggs	Director	June 7, 2021
Teresa Briggs

/s/ Jonathan C. Chadwick	Director	June 7, 2021
Jonathan C. Chadwick

/s/ Paul E. Chamberlain	Director	June 7, 2021
Paul E. Chamberlain

/s/ Lawrence J. Jackson, Jr.	Director	June 7, 2021
Lawrence J. Jackson, Jr.
/s/ Jeffrey A. Miller	Director	June 7, 2021
Jeffrey A. Miller

/s/ Anita M. Sands	Director	June 7, 2021
Anita M. Sands

/s/ Dennis M. Woodside	Director	June 7, 2021
Dennis M. Woodside